1 March 2024 Life360 reports CY 2023 results San Francisco area-based Life360, Inc. (Life360 or the Company) (ASX: 360) today reported audited financial results for the quarter and year ended December 31, 2023. Life360 Co-founder and Chief Executive Officer Chris Hulls said: “We are incredibly proud that more than 61 million monthly active users (MAU) globally enjoy the peace of mind that comes with the location sharing and safety features of Life360. In CY23 we made significant strides in our member experience, showing our users what their family members are up to, whether they’re driving, walking or biking. We put pets and other valuables on the map with Tile, all in the service of our mission to keep people close to the ones they love. “At the same time we made meaningful progress on our path to profitability as we significantly reduced our net loss, and achieved a major milestone by delivering our first full year of positive Adjusted EBITDA1 and Operating Cash Flow. We are excited to continue building on our leading global position in location sharing, and see exciting opportunities in CY24 and beyond to broaden our reach and deepen engagement with our members. We look forward to bringing the benefits of our subscriptions to more markets globally, and creating new revenue streams that utilize the scale and quality of our member base. “In 2023, we delivered on our commitment to balance fiscal responsibility and prudent investment to position the business for long-term success. We delivered YoY revenue growth of 33% while GAAP operating expenses increased only 4% YoY. We met or exceeded all of the guidance metrics we provided to the market for CY23.” Looking forward to CY24, we are excited to announce the creation of a new advertising revenue stream that offers partners unparalleled reach to Life360’s enormous free user base, and more than 20 million daily active users (DAU) connecting with their families and friends. We have consistently spoken of the potential that our investment in the core user experience, and the scaling of our MAU base, would provide for the future. We are encouraged by the success of early testing and see the opportunity to deliver an attractive platform to advertisers, while continuing to provide a great user experience. CY23 Financial Highlights • Revenue of $305 million, a YoY increase of 33%, in line with guidance of $300 million - $310 million; • Core Life360 subscription revenue2 of $200 million, up 52% YoY, ahead of guidance for more than a 50% YoY increase; • Net loss of $28.2 million, a $63.5 million improvement from CY22; • Positive Adjusted EBITDA of $20.6 million ahead of guidance of $12 million - $16 million, with consistent Positive Adjusted EBITDA delivered in each quarter of CY23; • Positive Operating Cash Flow (OCF) of $7.5 million, a $64.6 million improvement versus CY22; • Year-end cash, cash equivalents and restricted cash of $70.7 million up from $63.7 million at the end of Q3’23 CY23 Operating Highlights and CY24 Outlook • Significant CY23 operating leverage with revenue growth of $76.2 million on an operating expense increase of $9.6 million, yielding increasing Adjusted EBITDA margins and positive Adjusted EBITDA in each quarter. • Global Monthly Active Users (MAU) grew nearly 13 million or 26% to 61.4 million, driven by ongoing investment in our core location sharing experience. • International MAU grew 7 million, or 40% YoY to 24.6 million as we increased the speed and responsiveness of the app, and achieved international feature parity with the U.S. • Global Paying Circles grew to 1.8 million, up 21% YoY, despite significant price increases implemented in Q3/Q4’22 and Q2’23, underscoring the value our subscribers perceive in the Life360 services. Q4’23 net subscriber additions were 54 thousand. • U.S. Average Revenue Per Paying Circle (ARPPC) increased 32% YoY, driven by price increases. • International Paying Circles increased 43% YoY to 474 thousand, benefiting from strong growth in both the UK and Australia. • Triple Tier Membership launched in the UK in October, with an Australian launch planned for Q2’24. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Looking forward to CY24, we are pursuing new value-added revenue streams including advertising, utilizing Life360's enormous free user base. We expect some set-up costs in the first half of CY24, and a modest revenue contribution in the second half of the year.
- CY24 guidance: Consolidated revenue of $365-$375 million; Adjusted EBITDA[2] of $30 million - $35 million; EBITDA loss of $(8) million - $(13) million; year-end cash balance of $80 million - $90 million.

1 Adjusted EBITDA is a Non-GAAP measure. For the definition of Adjusted EBITDA and the use of this Non-GAAP measure, as well as a reconciliation of Net Loss to Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below.

2 Core Life360 subscription revenue is defined as subscription revenue derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, and ASP)	Q4 2023	Q4 2022	% YoY	CY 2023	CY 2022	% YoY
Life360 Core[3]						
Monthly Active Users (MAU) - Global	61.4	48.6	26 %	61.4	48.6	26 %
U.S.	36.8	30.9	19 %	36.8	30.9	19 %
International	24.6	17.6	40 %	24.6	17.6	40 %
Australia	1.9	1.4	36 %	1.9	1.4	36 %
Paying Circles - Total	1.8	1.5	21 %	1.8	1.5	21 %
U.S.	1.3	1.2	14 %	1.3	1.2	14 %
International	0.5	0.3	43 %	0.5	0.3	43 %
Average Revenue per Paying Circle (ARPPC)	$ 124.17	$ 105.79	17 %	$ 121.09	$ 96.95	25 %
Life360 Consolidated						
Subscriptions	2.4	2.1	17 %	2.4	2.1	17 %
Average Revenue per Paying Subscription (ARPPS)	$ 102.17	$ 87.54	17 %	$ 99.53	$ 80.63	23 %
Net hardware units shipped (standalone)[4]	1.7	1.7	1 %	4.0	3.6	12 %
Average Sale Price (ASP)	$ 11.50	$ 11.48	— %	$ 13.48	$ 13.47	— %
Annualized Monthly Revenue (AMR)[5]	$ 274.1	$ 224.4	22 %	$ 274.1	$ 224.4	22 %

3 Life360 Core metrics relate solely to the Life360 mobile application.

4 Net hardware units shipped (standalone) represents the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

5 We use Annualized Monthly Revenue ("AMR") to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded.

- Global MAU increased 26% YoY to 61.4 million, with Q4'23 net additions of 3.0 million. U.S. MAU increased 19% YoY, with Q4'23 net adds of 1.4 million. International MAU were 40% higher YoY, with Q4'23 net adds of 1.6 million. Australian MAU increased 36% YoY to 1.9 million.
- Q4'23 Paying Circle net additions of 54 thousand reflected usual quarterly seasonality and natural churn following Q3'23's record-breaking growth. U.S. Paying Circles increased 14% YoY despite the effect of price increases implemented from August 2022. Our U.S. Membership plan subscribers comprise Silver 15%, Gold 81% and Platinum 4% of total.
- International Paying Circles maintained strong momentum, up 43% YoY. The UK delivered a 47% YoY increase in Paying Circles and Australia achieved a 51% YoY increase. Triple Tier Membership launched in the UK in October with plans on track for a Triple Tier launch in Australia in Q2'24.
- Q4'23 global ARPPC increased 17% YoY and 4% QoQ. The benefit from U.S. price increases implemented from August 2022 saw Q4'23 U.S. ARPPC increase 24% YoY.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

Operating Results

Revenue

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
($ millions)	*(unaudited)*			
Subscription revenue	$ 59.8	$ 45.4	$ 220.8	$ 153.3
Hardware revenue	21.1	19.6	58.2	47.9
Other revenue	6.1	6.3	25.5	27.1
Total revenue	$ 87.0	$ 71.3	$ 304.5	$ 228.3
Annualized Monthly Revenue - December	$ 274.1	$ 224.4	$ 274.1	$ 224.4

- Q4'23 Consolidated subscription revenue increased 32% YoY (including hardware subscriptions) to $59.8 million. Life360 core subscription revenue increased 40% YoY supported by the 21% YoY increase in Paying Circles, and 17% higher ARPPC, as a result of the price increases described above. CY23 Consolidated subscription revenue growth of 44% was underpinned by Core Life360 subscription revenue which increased 52% YoY, ahead of guidance of 50%.
- Q4'23 Hardware revenue delivered a seasonal uplift versus Q3, increasing 8% YoY to $21.1 million driven by lower returns and channel marketing versus Q4'23. CY23 Non-GAAP hardware revenue[6] growth of 14% was in line with guidance, with GAAP hardware revenue growth of 21% benefiting from the contribution from bundling.
- Q4'23 Other revenue of $6.1 million was in line with the prior period reflecting the terms associated with the single data partnership. CY23 revenue of $25.5 million was in line with guidance of approximately $26 million.
- December AMR increased 22% YoY, cycling a very strong December 2022 base which included the impact of the U.S. price increases.

Gross Profit

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
($ millions, except percentages)	*(unaudited)*			
Gross Profit	$ 60.1	$ 45.0	$ 222.6	$ 148.6
Gross Margin	*69 %*	*63 %*	*73 %*	*65 %*
Gross Margin (Subscription Only)	*86 %*	*83 %*	*86 %*	*80 %*

- Q4'23 gross profit margin increased to 69% from 63% in the prior year period, reflecting the improvement in subscription only margins to 86% due to higher pricing. CY23 gross margins increased from 65% to 73% due to higher prices as well as the significant YoY improvement in Hardware gross margins which benefited from successful initiatives and a favorable return adjustment recorded in Q2'23.

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
($ millions)	*(unaudited)*			
Research and development	$ 26.0	$ 25.2	$ 101.0	$ 102.5
Sales and marketing	25.7	22.0	99.1	92.4
Paid acquisition & TV	*7.5*	*5.2*	*28.9*	*26.5*
Other sales and marketing	*7.0*	*8.1*	*27.5*	*34.5*
Commissions	*11.1*	*8.7*	*42.7*	*31.4*
General and administrative	12.8	10.5	52.6	48.1
Total operating expenses	**$ 64.5**	**$ 57.7**	**$ 252.6**	**$ 243.0**

6 Life360 Non-GAAP Hardware Revenue is calculated using Hardware Revenue, GAAP. For a reconciliation between Hardware Revenue, GAAP and Non-GAAP Hardware Revenue, refer to the Revenue (GAAP to Non-GAAP reconciliation) section below.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

- Q4'23 operating expenses increased 12% YoY, largely due to higher general and administrative costs primarily arising from increased accounting costs related to Sarbanes-Oxley compliance, and higher legal expenses. Commissions were higher YoY in line with the growth in subscription revenue. CY23 operating expenses increased 4% for the year, benefiting from a 1% reduction in R&D expenses which reflected cost reduction measures undertaken in Q1'23.

EBITDA and Adjusted EBITDA[7]

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
($ millions)		*(unaudited)*		
Net Loss	$ (3.1)	$ (12.3)	$ (28.2)	$ (91.6)
EBITDA	(2.0)	(10.3)	(20.8)	(85.2)
Non-GAAP Adjustments	10.9	12.0	41.4	45.1
Adjusted EBITDA	**$ 8.9**	**$ 1.6**	**$ 20.6**	**$ (40.1)**

- Q4'23 delivered a positive Adjusted EBITDA contribution of $8.9 million versus $1.6 million in the prior corresponding period as a result of continued strong subscription revenue growth, higher hardware revenue, improved margins and continuing cost efficiencies. These same drivers supported the $60.7 million improvement in Adjusted EBITDA in CY23.

7 EBITDA and Adjusted EBITDA are non-GAAP measures. For definitions of EBITDA and Adjusted EBITDA, a description of these non-GAAP measures' use, and a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below.

Balance Sheet and Cash Flow

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
($ millions)		*(unaudited)*		
Net cash provided by (used in) operating activities	$ 9.0	$ (2.2)	$ 7.5	$ (57.1)
Net cash provided by (used in) investing activities	(1.0)	2.5	(2.2)	(111.6)
Net cash provided by (used in) financing activities	(0.9)	31.2	(25.0)	27.7
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	7.1	31.5	(19.7)	(141.0)
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 70.7**	**$ 90.4**	**$ 70.7**	**$ 90.4**

- Life360 ended Q4'23 with cash, cash equivalents and restricted cash of $70.7 million, with unrestricted cash increasing by $7.1 million from Q3'23. Q4'23 operating cash flow of $9.0 million was offset by $1.0 million used in investing activities related to payments for internally developed software, and $0.9 million used in financing activities related to taxes paid for the net settlement of equity awards, offset by proceeds from the exercise of options.
- Q4'23 net cash provided by operating activities of $9.0 million was largely in line with Adjusted EBITDA of $8.9 million.
- In CY23, cash and cash equivalents decreased by $19.7 million from CY22. CY23 operating cash flow of $7.5 million was offset by $2.2 million used in investing activities and $25.0 million used in financing activities.
- CY23 cash provided by operating activities of $7.5 million saw a differential to Adjusted EBITDA of $20.6 million due to timing of receipts, manufacturing payments, and Q1 restructuring costs.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Earnings Guidance8 For CY24 Life360 expects to deliver the following metrics which include both the early revenue, and set-up costs, for the new advertising business: • Consolidated revenue of $365 million - $375 million, with core Life360 subscription revenue growth of at least 20% YoY; • Positive Adjusted EBITDA9 of $30 million - $35 million; • EBITDA7 loss of $(8) million to $(13) million; • Positive Operating Cash Flow for each quarter of CY24, with the usual seasonal low point in Q1; • Year-end cash, cash equivalents and restricted cash of $80 million - $90 million. The company expects to continue to be Adjusted EBITDA positive on a quarterly basis going forward, and to achieve positive EBITDA in the first half of CY25. 8 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP. 9 EBITDA and Adjusted EBITDA are non-GAAP measures. For definitions of EBITDA and Adjusted EBITDA, a description of these non-GAAP measures’ use, and a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below. Investor Conference Call A conference call will be held today at 9.30am AEDT, Friday 1 March 2024 (Thursday 29 February U.S. PT at 2.30pm). The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details Australia: +61 2 8015 6011 U.S.: +1 669 444 9171 Other countries: details Meeting ID: 951 2669 6840 A replay will be available after the call at https://investors.life360.com Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360 delivers peace of mind for families of all types. The company’s category leading mobile app and Tile tracking devices help members protect the people, pets and things they care about most, with a range of services including location sharing, safe driver reports, and crash detection with emergency dispatch. Life360 is based in San Mateo and has approximately 61 million monthly active users (MAU) located in more than 150 countries. For more information, please visit life360.com and Tile.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 5

Contacts For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au For U.S. investors For U.S. media inquiries: investors@life360.com press@life360.com Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act. Forward-looking statements This announcement and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, advertising revenue, other revenue, consolidated revenue and ability to create new revenue streams, such as advertising; Adjusted EBITDA, and operating cash flow; its capital position; future growth; the impact of past price increases on future results of operations and subscriber churn; scaling its MAU base; its ability to continue building on its leading global position and the strategic value and opportunities for global expansion; operating cost savings, including through reduced commissions; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024 and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Consolidated Statements of Operations and Comprehensive Loss

(Dollars in U.S. $, in thousands, except share and per share data)

	Year Ended December 31,		
	2023	2022	2021
Subscription revenue	$ 220,794	$ 153,287	$ 86,551
Hardware revenue	58,178	47,884	952
Other revenue	25,546	27,134	25,140
Total revenue	304,518	228,305	112,643
Cost of subscription revenue	30,975	30,659	17,807
Cost of hardware revenue	47,384	45,441	1,340
Cost of other revenue	3,522	3,607	3,621
Total cost of revenue	81,881	79,707	22,768
Gross profit	222,637	148,598	89,875
Operating expenses:			
Research and development	100,965	102,480	50,994
Sales and marketing	99,072	92,419	47,473
General and administrative	52,583	48,110	23,670
Total operating expenses	252,620	243,009	122,137
Loss from operations	(29,983)	(94,411)	(32,262)
Other income (expense):			
Convertible notes fair value adjustment	(684)	1,786	(511)
Derivative liability fair value adjustment	(116)	1,295	(733)
Other income (expense), net	3,228	13	(178)
Total other income (expense), net	2,428	3,094	(1,422)
Loss before income taxes	(27,555)	(91,317)	(33,684)
Provision for (benefit from) income taxes	616	312	(127)
Net loss	(28,171)	(91,629)	(33,557)
Net loss per share, basic	$ (0.42)	$ (1.47)	$ (0.65)
Net loss per share, diluted	$ (0.42)	$ (1.50)	$ (0.65)
Weighted-average shares used in computing net loss per share, basic	66,748,542	62,209,545	51,656,195
Weighted-average shares used in computing net loss per share, diluted	66,748,542	62,839,593	51,656,195
Comprehensive loss			
Net loss	(28,171)	(91,629)	(33,557)
Change in foreign currency translation adjustment	15	(6)	—
Total comprehensive loss	$ (28,156)	$ (91,635)	$ (33,557)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

7

Consolidated Balance Sheets (Dollars in U.S. $, in thousands) December 31, 2023 December 31, 2022 Assets Current Assets: Cash and cash equivalents $ 68,964 $ 75,444 Restricted cash, current — 13,274 Accounts receivable, net 42,180 33,125 Inventory 4,099 10,826 Costs capitalized to obtain contracts, net 1,010 1,438 Prepaid expenses and other current assets 15,174 8,548 Total current assets 131,427 142,655 Restricted cash, noncurrent 1,749 1,647 Property and equipment, net 730 393 Costs capitalized to obtain contracts, noncurrent 834 626 Prepaid expenses and other assets, noncurrent 6,848 7,134 Operating lease right-of-use asset 1,014 802 Intangible assets, net 45,441 52,699 Goodwill 133,674 133,674 Total Assets $ 321,717 $ 339,630 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 5,896 $ 13,791 Accrued expenses and other current liabilities 27,538 27,015 Escrow liability — 13,274 Convertible notes, current 3,449 3,513 Deferred revenue, current 33,932 30,056 Total current liabilities 70,815 87,649 Convertible notes, noncurrent 1,056 4,060 Derivative liability, noncurrent 217 101 Deferred revenue, noncurrent 1,842 2,706 Other liabilities, noncurrent 723 576 Total Liabilities $ 74,653 $ 95,092 Commitments and Contingencies Stockholders’ Equity Common Stock 70 67 Additional paid-in capital 532,128 501,763 Notes due from affiliates — (314) Accumulated deficit (285,143) (256,972) Accumulated other comprehensive income (loss) 9 (6) Total stockholders’ equity 247,064 244,538 Total Liabilities and Stockholders’ Equity $ 321,717 $ 339,630 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Consolidated Statements of Cash Flows

(Dollars in U.S. $, in thousands)

	Year Ended December 31,		
	2023	2022	2021
Cash Flows from Operating Activities:			
Net loss	$ (28,171)	$ (91,629)	$ (33,557)
Adjustments to reconcile net loss to net cash used in operating activities:			
Depreciation and amortization	9,141	9,199	876
Amortization of costs capitalized to obtain contracts	2,125	2,928	4,014
Amortization of operating lease right-of-use asset	842	—	—
Stock-based compensation expense	38,512	34,680	11,754
Compensation expense in connection with revesting notes	73	(87)	184
Non-cash interest expense, net	462	474	166
Convertible notes fair value adjustment	684	(1,786)	511
Derivative liability fair value adjustment	116	(1,295)	733
(Gain)/loss on revaluation of contingent consideration	—	(5,279)	3,600
Non-cash revenue from investment	(1,608)	(1,504)	—
Inventory write-off	916	—	—
Adjustment in connection with membership benefit	(2,172)	—	—
Changes in operating assets and liabilities, net of acquisitions:			
Accounts receivable, net	(9,055)	6,474	(2,689)
Prepaid expenses and other assets	(6,667)	10,629	(943)
Inventory	5,811	(497)	(859)
Costs capitalized to obtain contracts, net	(1,905)	(3,343)	(1,713)
Accounts payable	(7,895)	(12,654)	559
Accrued expenses and other current liabilities	2,193	(7,722)	4,720
Deferred revenue	4,620	4,660	1,671
Other liabilities, noncurrent	(498)	(303)	(1,180)
Net cash provided by (used in) operating activities	7,524	(57,055)	(12,153)
Cash Flows from Investing Activities:			
Cash paid for acquisitions, net of cash acquired	—	(110,933)	(2,983)
Internal use software	(1,715)	(701)	—
Purchase of property and equipment	(506)	—	(81)
Cash advance on convertible note receivable	—	—	(4,000)
Net cash used in investing activities	(2,221)	(111,634)	(7,064)
Cash Flows from Financing Activities:			
Indemnity escrow payment in connection with an acquisition	(13,128)	—	—
Proceeds from the exercise of options	5,811	2,394	3,543
Taxes paid related to net settlement of equity awards	(14,033)	(4,077)	(4,725)
Proceeds from repayment of notes due from affiliates	314	648	—
Payments on borrowings	—	—	(41)
Repayment of convertible notes	(3,919)	(3,471)	—
Proceeds from capital raise, net of transaction costs	—	32,215	193,064
Cash received in advance of the issuance of convertible notes	—	—	2,110
Net cash provided by (used in) financing activities	(24,955)	27,709	193,951
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(19,652)	(140,980)	174,734
Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period	90,365	231,345	56,611
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	$ 70,713	$ 90,365	$ 231,345

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

9

Year Ended December 31, 2023 2022 2021 Supplemental disclosure: Cash paid during the period for taxes $ 697 $ — $ 33 Cash paid during the period for interest 640 514 24 Non-cash investing and financing activities: Fair value of stock issued in connection with an acquisition — 15,409 13,821 Fair value of convertible debt issued in connection with an acquisition — — 11,597 Fair value of contingent consideration issued in connection with an acquisition — — 5,900 Fair value of vested options assumed in connection with an acquisition — — 533 Forgiveness of convertible debt receivable in connection with an acquisition — — 4,023 Relative fair value of warrants issue with convertible debt — — 844 Beneficial conversion feature related to convertible debt — — 603 Fair value of bifurcated derivative related to convertible debt — — 663 Fair value of warrants held as investment — 5,474 — Fair value of stock issued in settlement of contingent consideration — 4,221 — Right of use asset recognized in connection with lease modification 1,054 — — Operating lease liability recognized in connection with lease modification 1,054 — — Total non-cash investing and financing activities $ 2,108 $ 25,104 $ 37,984 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

EBITDA and Adjusted EBITDA

In addition to total revenue, net loss and other results under GAAP, we utilize non-GAAP calculations of earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision for income taxes, (iii) depreciation and amortization and (iv) other income, net. Adjusted EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) other income, net, (v) stock-based compensation, (vi) Form 10 transaction costs, (vii) acquisition and integration costs, (viii) workplace restructuring costs, (ix) inventory write-offs, (x) adjustment in connection with membership benefit, (xi) warehouse relocation costs and (xii) gain on revaluation of contingent consideration.

The above items are excluded from EBITDA and Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included EBITDA and Adjusted EBITDA in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, these non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
(in thousands)				
Net loss	$ (3,146)	$ (12,303)	$ (28,171)	$ (91,629)
Add (deduct):				
Convertible notes fair value adjustment	(114)	89	684	(1,786)
Derivative liability fair value adjustment[10]	(62)	(112)	116	(1,295)
Provision for income taxes	411	228	616	312
Depreciation and amortization[11]	2,297	2,368	9,141	9,199
Other income, net	(1,431)	(614)	(3,228)	(13)
EBITDA	$ (2,045)	$ (10,344)	$ (20,842)	$ (85,212)
Stock-based compensation	10,834	10,193	38,512	34,680
Form 10 transaction costs	—	923	—	3,766
Acquisition and integration costs	—	852	—	11,949
Workplace restructuring costs[12]	54	—	4,024	—
Write-off of obsolete inventory[13]	—	—	916	—
Adjustment in connection with membership benefit[14]	—	—	(2,172)	—
Warehouse relocation costs[15]	44	—	121	—
Gain on revaluation of contingent consideration	—	—	—	(5,279)
Adjusted EBITDA	$ 8,887	$ 1,624	$ 20,559	$ (40,096)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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10 To reflect the change in value of the derivative liability associated with the July 2021 Convertible Notes.

11 Includes depreciation on fixed assets and amortization of acquired intangible assets.

12 Relates to non-recurring personnel and severance related expenses in connection with the workplace restructure announced on January 12, 2023.

13 Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.

14 Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.

15 Relates to non-recurring warehouse relocation costs in relation to the Company's transition to a new logistics partner.

Key Financial Metrics:

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
(in millions)	*(unaudited)*			
Revenue				
U.S. subscription revenue (Non-GAAP)	*$ 54.5*	*$ 40.6*	*$ 199.4*	*$ 136.1*
International subscription revenue (Non-GAAP)	*6.5*	*4.8*	*24.5*	*17.2*
Subscription revenue (Non-GAAP)[16]	61.0	45.2	223.9	153.3
Hardware revenue (Non-GAAP)[16]	19.8	19.7	54.5	47.8
Other revenue (GAAP)	6.1	6.4	25.5	27.2
Total revenue (Non-GAAP)	87.0	71.3	303.9	228.3
Add: Non-GAAP adjustments related to bundled offerings	—	—	0.6	—
Total revenue (GAAP)	87.0	71.3	304.5	228.3
Non-GAAP Gross Profit[17]	62.0	46.4	226.8	153.5
Non-GAAP Gross Margin %[17]	*71 %*	*65 %*	*75 %*	*67 %*
Non-GAAP Subscription Gross Margin %	*85 %*	*84 %*	*84 %*	*81 %*
Research and Development (Non-GAAP)	19.6	18.8	76.1	82.5
Sales and Marketing (Non-GAAP)				
User acquisition and TV costs	7.5	5.2	28.9	26.4
Other Sales and Marketing	5.1	6.2	19.4	26.0
Commissions	11.1	8.7	42.7	31.4
General & Administrative (Non-GAAP)	9.8	5.9	39.7	28.5
Non-GAAP Operating Expenses[18]	53.1	44.8	206.8	194.8
Net loss (GAAP)	(3.1)	(12.3)	(28.2)	(91.6)
Adjusted EBITDA (Non-GAAP)	8.9	1.6	20.6	(40.1)
Non-GAAP Adjusted EBITDA Margin %	*10 %*	*2 %*	*7 %*	*(18)%*
Stock-based Compensation (GAAP)	(10.8)	(10.2)	(38.5)	(34.7)
Other Non-GAAP Adjustments	(0.1)	(1.9)	(2.9)	(10.5)
EBITDA (Non-GAAP)	$ (2.0)	$ (10.4)	$ (20.8)	$ (85.2)

16 Life360 Non-GAAP Revenue is calculated using GAAP Revenue. For a reconciliation between GAAP Revenue and Non-GAAP Revenue, refer to the Revenue (GAAP to Non-GAAP reconciliation) section in this table.

17 Non-GAAP Gross Profit is calculated using Revenue, Non-GAAP and Cost of revenue, Non-GAAP. Non-GAAP Gross Margin is calculated by dividing Non-GAAP Gross Profit by Total Revenue (Non-GAAP). For a reconciliation between Total Revenue, GAAP and Total Revenue, Non-GAAP and Total Cost of revenue, GAAP and Total Cost of revenue, Non-GAAP, refer to the Revenue and Cost of Revenue (GAAP to Non-GAAP reconciliation) sections below.

18 Non-GAAP operating expenses are calculated using Research and Development, Non-GAAP, Sales and Marketing, Non-GAAP and General & Administrative, Non-GAAP expenses. For a reconciliation between Total operating expenses, GAAP and Total operating expenses, Non-GAAP, refer to the Operating expenses (GAAP to Non-GAAP reconciliation) section below.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

12

Revenue (GAAP to Non-GAAP reconciliation):

(in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Subscription revenue, GAAP included in Adjusted EBITDA	$ 51.7	$ 52.7	$ 56.6	$ 59.8
Bundled offerings[19]	—	0.7	1.2	1.2
Total Subscription revenue, Non-GAAP	$ 51.7	$ 53.4	$ 57.8	$ 61.0
Hardware revenue, GAAP included in Adjusted EBITDA	$ 10.0	$ 11.6	$ 15.5	$ 21.1
Bundled offerings[19]	—	(1.1)	(1.4)	(1.2)
Total Hardware revenue, Non-GAAP	$ 10.0	$ 10.5	$ 14.2	$ 19.8

19 The net difference of the bundled offerings represents the GAAP revenue recognition of subscription revenue allocated to hardware revenue which is recognized at a point-in-time rather than ratably over the subscription period. Bundled offerings only represent bundled Life360 subscription and hardware offerings.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Cost of Revenue (GAAP to Non-GAAP reconciliation):

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
(in millions)				
Cost of subscription revenue, GAAP	$ 8.3	$ 7.9	$ 31.0	$ 30.7
Less: Depreciation and amortization	(0.3)	(0.3)	(1.2)	(0.9)
Less: Stock-based compensation	(0.2)	(0.1)	(0.7)	(0.6)
Less: Severance and other	—	—	(0.1)	—
Less: Adjustment in connection with membership benefit	—	—	1.8	—
Non-GAAP Cost of subscription revenue included in Adjusted EBITDA	$ 7.7	$ 7.5	$ 30.8	$ 28.9
Less: Hardware bundling adjustment	1.5	—	4.0	—
Total Cost of subscription revenue, Non-GAAP	$ 9.2	$ 7.5	$ 34.8	$ 28.9
Cost of hardware revenue, GAAP	$ 17.7	$ 17.5	$ 47.4	$ 45.4
Less: Depreciation and amortization	(0.9)	(0.9)	(3.6)	(3.6)
Less: Stock-based compensation	(0.4)	(0.1)	(1.1)	(0.4)
Less: Severance and other	—	—	(0.2)	(0.1)
Less: Adjustment in connection with membership benefit	—	—	0.4	—
Non-GAAP Cost of hardware revenue included in Adjusted EBITDA	$ 16.3	$ 16.5	$ 42.9	$ 41.3
Less: Alignment of accounting policies[20]	—	—	—	1.0
Less: Hardware bundling adjustment	(1.5)	—	(4.0)	—
Total Cost of hardware revenue, Non-GAAP	$ 14.8	$ 16.5	$ 38.9	$ 42.3
Cost of other revenue, GAAP	$ 0.9	$ 0.9	$ 3.5	$ 3.6
Less: Stock-based compensation	—	(0.1)	—	(0.3)
Total Cost of other revenue, Non-GAAP	$ 0.9	$ 0.9	$ 3.5	$ 3.5
Cost of revenue, GAAP	$ 26.8	$ 26.3	$ 81.9	$ 79.7
Less: Depreciation and amortization	(1.2)	(1.2)	(4.8)	(4.5)
Less: Stock-based compensation	(0.6)	(0.3)	(1.8)	(1.3)
Less: Severance and other	—	—	(0.3)	(0.1)
Less: Adjustment in connection with membership benefit	—	—	2.2	—
Non-GAAP Cost of revenue included in Adjusted EBITDA	$ 24.9	$ 24.8	$ 77.2	$ 73.8
Less: Alignment of accounting policies[20]	—	—	—	1.0
Total Cost of revenue, Non-GAAP	$ 24.9	$ 24.9	$ 77.2	$ 74.8

20 Includes non-recurring costs reflecting the alignment of accounting policies attributable to the integration with Tile. As these adjustments are not deemed to be non-routine or one time in nature, they have not been added back to EBITDA or Adjusted EBITDA.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Operating expenses (GAAP to Non-GAAP reconciliation):

	Three Months Ended December 31,				Year Ended December 31,			
	2023		2022		2023		2022	
(in millions)								
Research and development expense, GAAP	$	26.0	$	25.1	$	101.0	$	102.4
Less: Depreciation and amortization		—		—		(0.1)		—
Less: Stock-based compensation		(6.5)		(6.3)		(22.0)		(19.4)
Less: Severance and other		0.1		—		(2.7)		(0.5)
Total Research and development, Non-GAAP	$	19.6	$	18.8	$	76.1	$	82.5
Sales and marketing expense, GAAP	$	25.7	$	22.1	$	99.1	$	92.4
Less: Depreciation and amortization		(1.1)		(1.1)		(4.2)		(4.3)
Less: Stock-based compensation		(0.8)		(0.7)		(3.1)		(3.7)
Less: Severance and other		—		(0.1)		(0.9)		(0.6)
Total Sales and marketing expense, Non-GAAP	$	23.7	$	20.2	$	90.9	$	83.8
General and administrative expense, GAAP	$	12.8	$	10.5	$	52.6	$	48.1
Less: Depreciation and amortization		—		(0.1)		—		(0.4)
Less: Stock-based compensation		(2.9)		(2.9)		(11.6)		(10.1)
Less: Severance and other		(0.1)		(1.6)		(1.2)		(9.1)
Total General and administrative expense, Non-GAAP	$	9.8	$	5.9	$	39.7	$	28.5
Total Operating expenses, GAAP	$	64.5	$	57.7	$	252.6	$	243.0
Less: Depreciation and amortization		(1.1)		(1.2)		(4.3)		(4.7)
Less: Stock-based compensation		(10.2)		(9.9)		(36.7)		(33.2)
Less: Severance and other		(0.1)		(1.7)		(4.8)		(10.2)
Total Operating expenses, Non-GAAP	$	53.1	$	44.9	$	206.8	$	194.8

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollar.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

15